BANTA CORPORATION
                       OUTSIDE DIRECTORS' RETIREMENT PLAN



   1.   Purpose of the Plan.

             The purpose of the Banta Corporation Outside Directors' Retirement Plan (the "Plan") is to provide retirement income to long-term outside directors of Banta Corporation (the "Corporation") and to assist the Corporation in retaining such directors upon whose efforts the future successful and profitable operation of its business is dependent.

   2.   Effective Date.

             The Plan shall become effective as of January 1, 1995.

   3.   Participants in the Plan.

             All members of the Board of Directors of the Corporation (the "Board") on or after January 1, 1995 who are not also employees of the Corporation shall be eligible to participate in the Plan ("Outside Directors"). For all purposes of this Plan, any reference to employment with the Corporation shall also include employment with any subsidiary or other entity which is in a controlled group with the Corporation for purposes of Internal Revenue Code Section 414(b) or (c).

   4.   Administration of the Plan.

             The Plan shall be administered by the Board or, if the Board deems it desirable, by a committee designated by the Board. Such entity shall be the "Administrator" hereunder. The Administrator shall have the complete authority to apply and construe the terms of the Plan, and any decisions of the Administrator shall be final and binding.

   5.   Benefit Eligibility.

             An Outside Director shall become vested in the benefit described in paragraph 6 at the rate of ten percent (10%) for each year of service on the Board, subject to a minimum three (3) year requirement. (The Outside Director is zero percent (0%) vested after two (2) years of service but thirty percent (30%) vested after three (3) years.) A "year of service" for this purpose is any period of association with the Corporation as an Outside Director, both before and after January 1, 1995.

   6.   Benefit Amount.

             Subject to the vesting requirements of paragraph 5, the benefit amount for an Outside Director shall be one-half of the annual retainer for members of the Board as of the last day of service by such person as an Outside Director. Such annual amount shall be payable for the number of years, not greater than ten (10), during which such person was an Outside Director.

   7.   Benefit Distribution.

             An Outside Director's vested portion of the benefit amount shall be paid on an annual basis commencing with the month following the later to occur of the Outside Director's attainment of age sixty-five (65) or the Outside Director's retirement from the Board. Payments shall continue during the payment period specified in paragraph 6. Payments shall be made from time to time in the same manner as the retainer fee paid to then-active directors.

   8.   Death Benefits.

             An Outside Director may designate a beneficiary to receive the benefits to which the Outside Director is entitled under this Plan in the event of his death prior to receipt of any or all of such benefits. Such election shall be effective by filing a written designation, in substantially the form attached as Appendix A, with the Corporation's Secretary and may be changed from time to time by similar action. Any remaining benefits shall be paid to the estate of the last to survive of the Outside Director or the applicable beneficiary.

   9.   Mandatory Retirement.

             There shall be a maximum limitation on the period during which a person shall serve as an Outside Director. Retirement shall be mandatory as of the end of the term in which occurs the earlier of the Outside Director's attainment of age seventy (70) or the completion of fifteen
   (15) years of service as an Outside Director; provided, however, that the fifteen (15) year limitation shall be inapplicable to any Outside Director who had completed at least fifteen (15) years as an Outside Director as of January 1, 1995.

   10.  Non-Alienation of Payments.

             Any benefits payable under the Plan shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind, by will, or by inter vivos instrument. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit payment, whether currently or thereafter payable, shall not be recognized by the Administrator. Any payment due hereunder shall not in any manner be liable for or subject to the debts or liabilities of any Outside Director or beneficiary thereof, as the case may be. If any such Outside Director or beneficiary shall attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any benefit payments to be made to that person under the Plan or any part thereof, or if by reason of such person's bankruptcy or other event happening at any time, such payments would devolve upon anyone else or would not be enjoyed by such person, then the Administrator, in its discretion, may terminate such person's interest in any such benefit payment, and hold or apply it to or for the benefit of that person, the spouse, children, or other dependents thereof, or any of them, in such manner as the Administrator may deem proper.

   11.  Incompetency.

             Every person receiving or claiming benefit payments under the Plan shall be conclusively presumed to be mentally competent until the date on which the Administrator receives a written notice, in a form and manner acceptable to the Administrator, that such person is incompetent and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event a guardian or conservator of the estate of any person receiving or claiming benefit payments under this Plan shall be appointed by a court of competent jurisdiction, payments may be made to such guardian or conservator; provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Administrator. Any such payment so made shall be a complete discharge of any liability therefor.

   12.  Construction.

             The Plan shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin to the extent not preempted by the Employee Retirement Income Security Act of 1974 as amended. Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine for all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Section.

   13.  Successors and Assigns.

             The terms and conditions of the Plan, as amended and in effect from time to time, shall be binding upon the successors and assigns of the Corporation, including without limitation any entity into which the Corporation may be merged or with which the Corporation may be consolidated and upon any beneficiaries or personal representatives of the Outside Directors.

   14.  Amendment or Termination of Plan.

             The Corporation, by action of the Board, reserves the right to amend, modify, terminate or discontinue the Plan at any time, and such action shall be final, binding and conclusive as to all parties, including any Outside Director, any designated beneficiary or otherwise. However, any such Board action to amend, modify, terminate or discontinue the Plan shall not be effective and operative with respect to the vested benefit accrued as of the date of such action (determined as if the Outside Director retired from the Board on that date) unless and until written consent thereto is obtained from each Outside Director adversely affected by such action. If the Outside Director is not then living and his designated beneficiary (or in the absence of any such designation, his estate) would be adversely affected by such action, such consent must be obtained from the designated beneficiary (or, if applicable, his estate).

                                                                   APPENDIX A


                             WRITTEN DESIGNATION OF
                                BENEFICIARY UNDER
                                BANTA CORPORATION
                       OUTSIDE DIRECTORS' RETIREMENT PLAN


   TO:  The Secretary of Banta Corporation


             The undersigned does hereby designate the following as his/her beneficiary under the Banta Corporation Outside Directors' Retirement Plan (the "Plan") who shall thereby be entitled to receive all or any part of the undersigned's benefit which may remain unpaid at the undersigned's death. This written designation supersedes all previous designations made by the undersigned and shall remain in full force and effect unless and until modified by a later written designation.

                                                    Percentage of
          Name of           Relationship             Payment(s)
        Beneficiary     to Outside Director      Entitled to Receive










             Dated and effective this ________ day of               , 19__.




                                 Name